Exhibit 23
                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-317553) of Watson Wyatt & Company of our report dated September 8, 1999 relating to the financial statements and financial statment schedule, which appears in this Form 10-K.


/S/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Washington, D.C.
September 28, 1999